Morgan Stanley Global Strategist Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: American Tower Corp. 5.900% due 11/12021
Purchase/Trade Date: 10/3/2011
Offering Price of Shares: $99.858
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.065
Percentage of Fund's Total Assets: 0.17
Brokers: Barclays Capital, BofA Merrill Lynch, Credit Agricole CIB, RBC Capital Markets, BNP Paribas, Credit Suisse, Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, BBVA Securities, Citigroup, HSBC, Mizuho Securities, Santander
Purchased from: RBS Securities

Securities Purchased: Lyondellbasell Industries NV 6.000% due 11/15/2021 Purchase/Trade Date: 11/4/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.02
Brokers: BofA Merrill Lynch, J.P. Morgan, Barclays Capital, Citigroup, Credit Suisse, Deutsche Bank Securities, UBS Investment Bank, HSBC, ING, Morgan Stanley, Scotia Capital, UniCredit, Wells Fargo Securities
Purchased from: Merrill Lynch

Securities Purchased: Teva Pharmaceutical Finance IV 3.650% due 11/10/2021 Purchase/Trade Date: 11/7/2011
Offering Price of Shares: $99.635
Total Amount of Offering: $875,000,000
Amount Purchased by Fund: $360,000
Percentage of Offering Purchased by Fund:  0.041
Percentage of Fund's Total Assets: 0.19
Brokers: Barclays Capital, BNP Paribas, Citigroup, Credit Suisse,
Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley
Purchased from: Goldman Sachs

Securities Purchased: United Health Group Inc. 3.375% due 11/15/2021 Purchase/Trade Date: 11/7/2011
Offering Price of Shares: $99.453
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $185,000
Percentage of Offering Purchased by Fund: 0.037
Percentage of Fund's Total Assets: 0.10
Brokers: Goldman, Sachs & Co., Morgan Stanley, RBS, US Bancorp, Barclays Capital, BofA Merrill Lynch, Citi, Credit Suisse, Deutsche Bank Securities, J.P. Morgan, UBS Investment Bank, Wells Fargo Securities, BB&T Capital Markets, BNY Mellon Capital Markets, LLC, CRT Capital Group LLC, Fifth Third Securities, Inc., HSBC, KeyBanc Capital Markets, Mitsubishi UFJ Securities, Morgan Keegan, PNC Capital Markets LLC, The Williams Capital Group, L.P.
Purchased from: Goldman Sachs

Securities Purchased: United Health Group Inc. 3.375% due 11/15/2021 Purchase/Trade Date: 11/7/2011
Offering Price of Shares: $98.752
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $210,000
Percentage of Offering Purchased by Fund: 0.035
Percentage of Fund's Total Assets: 0.11
Brokers: Goldman, Sachs & Co., Morgan Stanley, RBS, US Bancorp, Barclays Capital, BofA Merrill Lynch, Citi, Credit Suisse, Deutsche Bank Securities, J.P. Morgan, UBS Investment Bank, Wells Fargo Securities, BB&T Capital Markets, BNY Mellon Capital Markets, LLC, CRT Capital Group LLC, Fifth Third Securities, Inc., HSBC, KeyBanc Capital Markets, Mitsubishi UFJ Securities, Morgan Keegan, PNC Capital Markets LLC, The Williams Capital Group, L.P.
Purchased from: Goldman Sachs

Securities Purchased: Simon Property Group, LP 4.125% due 12/1/2021 Purchase/Trade Date: 11/10/2011
Offering Price of Shares: $99.689
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.09
Brokers: BofA Merrill Lynch, Citigroup, J.P. Morgan, Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Stanley, Mitsubishi UFJ
Securities, RBC Capital Markets, SMBC Nikko, SunTrust Robinson Humphrey, US Bancorp
Purchased from: Merrill Lynch

Securities Purchased: Transocean Inc. 6.375% due 12/15/2021
Purchase/Trade Date: 11/30/2011
Offering Price of Shares: $99.946
Total Amount of Offering: $1,200,000,000
Amount Purchased by Fund: $235,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.13
Brokers: Barclays Capital, Credit Suisse, Mitsubishi UFJ Securities, Wells Fargo Securities, Citigroup, J.P. Morgan, Credit Agricole CIB, DNB Markets, Goldman, Sachs & Co., Standard Chartered Bank
Purchased from: Barclays Capital Inc.

Securities Purchased: Gilead Sciences Inc. 5.650% due 12/1/2041 Purchase/Trade Date: 12/6/2011
Offering Price of Shares: $99.773
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.01
Brokers: BofA Merrill Lynch, Barclays Capital, Goldman, Sachs & Co., J.P. Morgan, RBC Capital Markets, Wells Fargo Securities, HSBC, Mitsubishi UFJ Securities, Mizuho Securities, SMBC Nikko, US Bancorp Purchased from: Barclays Capital

Securities Purchased: Hewlett-Packard Co. 4.650% due 12/9/2021
Purchase/Trade Date: 12/6/2011
Offering Price of Shares: $99.707
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $410,000
Percentage of Offering Purchased by Fund: 0.027
Percentage of Fund's Total Assets: 0.22
Brokers: Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, BNP Paribas, BofA Merrill Lynch, Citigroup, Credit Suisse, HSBC, Mizuho Securities, RBS, Wells Fargo Securities
Purchased from: Goldman Sachs

Securities Purchased: Sabmiller Holdings Inc. 3.750% due 1/15/2022 Purchase/Trade Date: 1/10/12
Offering Price of Shares: $99.522
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $265,000
Percentage of Offering Purchased by Fund:  0.011%
Percentage of Fund's Total Assets: 0.14%
Brokers: Barclays Capital, BofA Merrill Lynch, J.P. Morgan, Morgan Stanley, BBVA, Citigroup, Mitsubishi UFJ Securities, Mizuho Securities, RBS, Santander Global Banking and Markets
Purchased from: Merrill Lynch

Securities Purchased: ABN Amro Bank NV 4.250% due 2/2/17
Purchase/Trade Date: 1/30/2012
Offering Price of Shares: $99.902
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund:  0.018
Percentage of Fund's Total Assets: 0.14%
Brokers: Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC Purchased from: JP Morgan